UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

COMMERCE ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 259-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on June 12, 2008, Commerce Energy Group, Inc. (the “Company”) presented to Thomas L. Ulry, the Company’s former Senior Vice President, Sales and Marketing, a Severance Agreement and General Release (the “Severance Agreement”).  The material terms of the Severance Agreement were described in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q for the Quarterly Period ended April 30, 2008, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 12, 2008.

On June 13, 2008, Mr. Ulry’s last day of employment with the Company, the Company presented him with a new Severance Agreement and General Release (the “Modified Severance Agreement”).  The Modified Severance Agreement contained one change from the Severance Agreement; namely, it limited the scope of the customer non-solicitation provision to customers of the Company with annual volumes of more than 600,000 KWh/yr or 18,000 DTh/yr.  All of the other provisions of the Severance Agreement remained the same.  The Modified Severance Agreement superseded the Severance Agreement.  Also, on June 13, 2008, the Company and Mr. Ulry signed the Modified Severance Agreement.

The Modified Severance Agreement will become effective on June 21, 2008 (the “Effective Date”); the eighth day after Mr. Ulry signed the Modified Severance Agreement unless it is revoked by Mr. Ulry before that date. Pursuant to the Modified Severance Agreement, Mr. Ulry would be entitled to a severance payment of $84,330 payable as follows: $42,165 on the first business day after the Effective Date; $21,082 on August 29, 2008; and $21,082 on October 31, 2008, in each case, less customary payroll deductions required by law.  The aggregate severance payment to be paid under the Modified Severance Agreement is referred to herein as the Severance Benefit.

If Mr. Ulry does not revoke the Modified Severance Agreement and it becomes effective, Mr. Ulry would agree not to solicit the Company’s employees or contractors or certain customers (set forth above) for a period of twelve (12) months after June 13, 2008.  The Modified Severance Agreement includes provisions which would require Mr. Ulry to protect the Company’s proprietary information and contains a general release by Mr. Ulry of all of the claims against the Company and its affiliates and representatives.  The Modified Severance Agreement also contains other customary provisions including Mr. Ulry’s statutory rights under the Older Workers Benefit Protection Act which permits him to revoke portions of the Modified Severance Agreement within a seven day period after he signs it.

If Mr. Ulry elected to revoke portions of the Modified Severance Agreement, he would not be entitled to the Severance Benefit.  Mr. Ulry would then be entitled to the severance benefits set forth in a letter agreement dated May 31, 2005 between the Company and Mr. Ulry (the “May 2005 Letter Agreement”).  Pursuant to the May 2005 Letter Agreement, the Company would be obligated to pay Mr. Ulry his monthly salary, less customary payroll deductions required by law, for a period of up to six months or until Mr. Ulry finds alternative employment.  The aggregate amount of six months of Mr. Ulry’s salary, prior to applicable payroll deductions, equals $126,495.

The foregoing descriptions of the Modified Severance Agreement and the May 2005 Letter Agreement are only summaries, are not complete and are qualified in their entirety to the actual agreements, which are attached as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Confidential Severance Agreement and General Release dated June 13, 2008 by and between Commerce Energy Group, Inc. and Thomas L. Ulry.

99.2

Employment Offer Letter Agreement between Commerce Energy Group, Inc. and Thomas L. Ulry dated May 31, 2005, previously filed with the SEC on October 31, 2005 as Exhibit 10.30 to Commerce Energy Group, Inc.’s Annual Report on Form 10-K and incorporated herein by reference.

99.3

Letter from Thomas Ulry to Commerce Energy Group, Inc., dated October 28, 2005, regarding the May 31, 2005 Employment Offer Letter Agreement, previously filed with the SEC on October 31, 2005 as Exhibit 10.31 to Commerce Energy Group, Inc.’s Annual Report on Form 10-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC.
a Delaware corporation

Date: June 18, 2008
	By:	/s/ C. DOUGLAS MITCHELL
C. Douglas Mitchell
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Confidential Severance Agreement and General Release dated June 13, 2008 by and between Commerce Energy Group, Inc. and Thomas L. Ulry.

99.2

Employment Offer Letter Agreement between Commerce Energy Group, Inc. and Thomas L. Ulry dated May 31, 2005, previously filed with the SEC on October 31, 2005 as Exhibit 10.30 to Commerce Energy Group, Inc.’s Annual Report on Form 10-K and incorporated herein by reference.

99.3

Letter from Thomas Ulry to Commerce Energy Group, Inc., dated October 28, 2005, regarding the May 31, 2005 Employment Offer Letter Agreement, previously filed with the SEC on October 31, 2005 as Exhibit 10.31 to Commerce Energy Group, Inc.’s Annual Report on Form 10-K and incorporated herein by reference.